EXHIBIT (J)(1)
                                                                  --------------


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Post-Effective Amendment
No 65 to Registration Statement No. 33-12 of North Track Funds, Inc., on Form N-1A of our report dated December 10, 2002, incorporated by reference in the Statement of Additional Information for the year ended October 31, 2002 and to the references to us under the headings "Financial Highlights" in the prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
December 27, 2002